UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2006

KELLY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of principal executive offices)

(Zip Code)

(248) 362-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant.

On February 27, 2006, Kelly Services, Inc. (the “Company”) issued a press release announcing that its Board of Directors has implemented a corporate succession plan following the determination that the Company’s Chairman and Chief Executive Officer, Terence E. Adderley, has become medically incapacitated. Mr. Adderley has been hospitalized since experiencing a cardiac incident on February 8, 2006.

Approximately 3,141,940 shares of the Company’s Class B common stock, representing 91 percent of the outstanding voting shares of the Company, are held by various trusts established by Mr. Adderley. Subject to confirmation by the Probate Court of Oakland County, Michigan, it is expected that Carl T. Camden, Verne G. Istock and B. Joseph White, each a director of the Company, will, as individual trustees of the Adderley trusts, have the power to vote the Class B Shares. JPMorgan Chase serves as corporate trustee of the trusts.

A copy of the press release is attached as Exhibit 99.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 27, 2006, as part of the Company’s announced corporate succession plan, Carl T. Camden, age 51, was named chief executive officer of the Company and remains on the Board of Directors. Camden has been serving as acting chief executive officer since February 9, 2006. Verne G. Istock, age 65, who has served as presiding director since February 9, 2006, was named non-executive chairman of the board.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 27, 2006, the Board of Directors of the Company adopted amendments to Articles III and V of the Bylaws, which clarify the roles and responsibilities of the officers of the Company and of the chairman of the board, who may or may not be an officer of the Company. The full text of the amended Bylaws is set forth in Exhibit 3.2 to this report and is incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits

3.2	Bylaws, as amended February 27, 2006.

99.1	Press Release dated February 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: February 28, 2006

/s/ William K. Gerber
William K. Gerber

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: February 28, 2006

/s/ Michael E. Debs
Michael E. Debs

Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws, as amended February 27, 2006

99.1	Press release dated February 27, 2006